                                                                    EXHIBIT 99.2

                                         [Form of Notice of Guaranteed Delivery]

                          NOTICE OF GUARANTEED DELIVERY

                                       FOR
                                    TENDER OF
                     8.875% PERPETUAL NON-CUMULATIVE JUNIOR
                 SUBORDINATED SECURITIES (THE "OLD SECURITIES")
                                 IN EXCHANGE FOR
                     8.875% PERPETUAL NON-CUMULATIVE JUNIOR
                 SUBORDINATED SECURITIES (THE "NEW SECURITIES")
                                       OF
                    BANCO BRADESCO S.A., A BRAZILIAN COMPANY
             ACTING THROUGH ITS CAYMAN ISLANDS BRANCH (THE "ISSUER")
                        PURSUANT TO THE PROSPECTUS DATED
                          [-], 2005 (THE "PROSPECTUS")

      A holder of Old Securities who wishes to accept the Exchange Offer of the Issuer must use this form or one substantially equivalent hereto in connection with the tender of Old Securities to the Exchange Agent pursuant to the guaranteed delivery procedures described in "This Exchange Offer--Guaranteed Delivery" of the Prospectus and in Instruction 1 to the related Letter of Transmittal. Any holder who wishes to tender Old Securities pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery on or prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [-], 2005, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD SECURITIES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                  The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

By Registered or Certified Mail:                By Overnight Delivery or Hand:
    The Bank of New York                             The Bank of New York
   Corporate Trust Operations                     Corporate Trust Operations
      Reorganization Unit                             Reorganization Unit
   101 Barclay Street - 7 East                    101 Barclay Street - 7 East
    New York, New York 10286                        New York, New York 10286

       Attn: Mr. Ken Law                              Attn: Mr. Ken Law

  To Confirm by Telephone or                    Facsimile Transmission:
       for Information:                              (212) 298-1915
        (212) 815-3750

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION HEREOF VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

   The undersigned hereby tender(s) to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the principal amount of Old Securities set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "This Exchange Offer--Guaranteed Delivery."

   Subject to and effective upon acceptance for exchange of the Old Securities tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Issuer all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Old Securities tendered hereby. In the event of a termination of the Exchange Offer, the Old Securities tendered pursuant thereto will be returned to the tendering Old Security holder promptly.

   The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Old Securities tendered hereby and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Old Securities tendered.

   All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s)      Address(es):__________________________
or Authorized Signatory:                  ______________________________________
________________________________________  ______________________________________
________________________________________  ______________________________________

Name(s) of Registered Holder(s):          Area Code and Telephone No.:
                                          ______________________________________
________________________________________
________________________________________

Principal Amount of Securities Tendered: If Old Securities will be delivered by ________________________________________ a book-entry transfer, provide the
________________________________________  following information:

                                          [ ] The Depository Trust Company

Certificate No(s). of Securities
(if available):
________________________________________  Transaction Code No.:_________________
________________________________________  Depository Account No.:_______________

      This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Securities exactly as the name(s) of such holder(s) appear(s) on the Old Securities or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery or by a participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of such Securities. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):__________________________________

        __________________________________

Capacity:_________________________________

         _________________________________

Address(es):______________________________

            ______________________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution") hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal, a facsimile thereof, or an Agent's Message in lieu thereof, together with Old Securities tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Securities into the Exchange Agent's account at a Book-Entry Transfer Facility) and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

Name of Firm:______________________             ___________________________
                                                   Authorized Signature

Address: __________________________       Name: ___________________________

___________________________________       Title:___________________________

Area Code and Tel. No.:____________       Date:____________________________

DO NOT SEND OLD SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF OLD SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

      A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, use of registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holder(s) may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY.

      If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Securities referred to herein, the signature must correspond with the name(s) written on the face of the Old Securities without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Securities, the signature must correspond with the name shown on the security position listing as the owner of the Old Securities.

      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Securities or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Securities or signed as the name of the participant is shown on the Book-Entry Transfer Facility's security position listing.

      If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person's authority to so act.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

      Requests for assistance or additional copies of this Notice of Guaranteed Delivery, the Prospectus or the Letter of Transmittal may be directed to the Exchange Agent at the address set forth above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.